Exhibit 32
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                Certification Required by 18 U.S.C. Section 1350

     In connection with the filing of the Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2007 (the "Report") by Global Payment Technologies, Inc. ("Registrant"), the undersigned hereby certifies that to the best of his knowledge:

     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: January 25, 2008               /s/ William McMahon
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                                     William McMahon, President, Chief Executive
                                     Officer and Chief Financial Officer
                                     (Principal Executive and Financial Officer)


A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Global Payment Technologies, Inc. and will be retained by Global Payment Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.